Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2018 Third Quarter Earnings

Contact: Linda Simmons, SVP, CFO

Brockton, Massachusetts (October 25, 2018): HarborOne Bancorp, Inc. (the “Company” or “HarborOne”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $5.9 million, or $0.19  per basic and diluted share, for the third quarter of 2018, compared to $3.1 million, or $0.10 per basic and diluted share, for the prior quarter and net income of $2.8 million, or $0.09 per basic and diluted share, for the same quarter last year. For the nine months ended September 30, 2018 net income was $11.3 million, or $0.36 per basic and diluted share, as compared to $8.8 million, or $0.28 per basic and diluted share, for the same period last year.

Selected highlights:

•	Successful closing of the acquisition of Coastway Bancorp, Inc. (“Coastway”) and Coastway Community Bank into HarborOne on October 5, 2018
•	Subordinated debt issuance of $35.0 million to support growth
•	Continued shift in balance sheet mix
-	Sustained commercial loan growth
-	$105.4 million portfolio residential mortgage loans transferred to held for sale recognizing a $472,000 gain
•	Recognition of a tax refund of $826,000 for the tax year 2014
•	Opening of our Boston commercial loan office

“Our commercial loan growth strategy, and the investments we’ve made to enable that growth, continue to provide solid results,” said James W. Blake, CEO.  “We’re pleased with the performance of our Boston loan office, and our recent expansion in Rhode Island, with the completed Coastway acquisition, provides tremendous new opportunities for our residential real estate, small business, and commercial lines of business.”

Net Income

The increase in net income from the prior quarter reflects a $226,000 increase in net interest and dividend income, a $254,000 decrease in provision for loan losses, a $1.1 million increase in noninterest income, a $1.1 million decrease in noninterest expense and a $127,000 decrease in income tax provision.

Net Interest Income

The Company’s net interest and dividend income was $21.1 million for the quarter ended September 30, 2018, up $226,000, or 1.1%, from $20.9 million for the quarter ended June 30, 2018 and up  $1.8 million, or 9.6%, from  $19.3 million for the quarter ended September 30, 2017. The tax-equivalent interest rate spread and net interest margin were 2.87% and 3.12%, respectively, for the quarter ended September 30, 2018 compared to 3.04% and 3.26%, respectively, for the quarter ended June 30, 2018 and 2.91% and 3.07%, respectively, for the quarter ended September 30, 2017.

The increase in net interest income from the previous quarter reflects a $1.6 million, or 6.1%, increase in total interest and dividend income offset by  an increase of $1.4 million, or 25.6% in total interest expense. The increase in interest and dividend income is primarily due to commercial loan growth that provided an increase in average outstanding loans of $85.2 million partially offset by decreases in the average balances of residential real estate and consumer loans. The yield on loans was 4.30%  for the quarter ended September 30, 2018 compared to 4.25% for the quarter ended June 30, 2018. The increase in interest expense is due to an increase in average interest-bearing deposits of $47.0 million with a  17 basis point increase in the cost of those funds and an increase in average FHLB advances of $38.7 million and  an 8 basis point increase in total cost of those funds. Additionally, $35.0 million of subordinated debentures were issued on August 30, 2018 with a rate of 5.625%.

The increase in net interest income from the prior year quarter reflects a $4.4 million, or 18.9%, increase in total interest and dividend income and an increase of $2.6 million, or 62.3%, in total interest expense. The increase in interest and dividend income is primarily due to growth in the Company’s average loan balances to $2.38 billion from $2.19 billion and an increase in the yield on loans to 4.30% from 3.95%, again primarily driven by commercial loan growth as well as higher rates on commercial loans.  This is partially offset by the increase in total interest expense primarily due to an increase in average interest-bearing deposits of $158.8 million and a 49 basis point increase in the cost of those funds.

Noninterest Income

Noninterest income increased  to  $13.6 million for the quarter ended September 30, 2018,  up  $1.1 million, or 8.6%, from the quarter ended June 30, 2018.  The increase is primarily due to an increase in mortgage banking income of $412,000 and other income of $612,000. The increase in other income is primarily due to an increase of $744,000 in swap fee income for new interest rate swap deals. There was no swap fee income in the second quarter of 2018. Other mortgage banking income increased $484,000 primarily reflecting the gain on pending sale of the portfolio residential real estate mortgage loans.  This was partially offset by a decrease in the mortgage servicing rights fair value of $378,000. Results of HarborOne Mortgage, LLC (“HarborOne Mortgage”) were flat as compared to the June 2018 quarter.

Noninterest income decreased  $987,000, or 6.7%, as compared to the quarter ended September 30, 2017.  Mortgage banking income decreased $1.7 million, or 16.2%, partially offset by an increase of $626,000 in other income. Other mortgage banking income decreased $1.8 million, or 16.5% compared to the prior year quarter due to lower mortgage originations in 2018,  primarily as a result of higher residential mortgage interest rates, low housing inventories and reduced refinancing volume. The increase in other income compared to prior year quarter is primarily due to an increase of $544,000 in commercial loan interest rate swap fee income.

Noninterest Expense

Noninterest expenses were $27.4 million for the quarter ended September 30, 2018,  a decrease of $1.1 million, or 4.0%, from the quarter ended June 30, 2018 due to a decrease in compensation and benefits of $536,000 and a decrease in marketing expense of $445,000.

The decrease in compensation and benefits primarily reflects a decrease in equity compensation expense. During the quarter a clerical error in the 2017 stock option award amounts was corrected resulting in a one-time $652,000 expense reversal. Additionally, HarborOne Mortgage’s compensation and benefits expense decreased by $289,000. Partially offsetting these decreases were increased accruals related to incentive plans. The decrease in marketing expense reflects seasonality of marketing campaigns.

Noninterest expenses decreased  $1.1 million, or 3.7%, from the quarter ended September 30, 2017. The decrease was primarily due to decreases in compensation and benefits of $516,000, loan expense of $381,000, marketing expenses of $497,000 and professional fees of $414,000 partially offset by an increase in other expenses of  $382,000. The compensation and benefits decrease reflects the correction noted above. Loan expense decreased as compared to the prior year consistent with the decrease in loan originations. The decrease in marketing and professional fees primarily reflects timing. The increase in other expenses reflects $274,000 in expenses related to the Coastway acquisition and $189,000 in employment agency fees that were not incurred in the third quarter of 2017.

Income Tax Provision

The effective tax rate was 12.1% for the quarter ended September 30, 2018,  23.3% for the quarter ended June 30, 2018 and 37.4% for the quarter ended September 30, 2017.  The effective tax rate for the nine months ended September 30, 2018 and 2017 was 18.6% and 36.9%, respectively. The effective tax rate for the quarter and year to date ended September 30, 2018 is primarily being impacted by the $826,000 tax refund for the tax year 2014 that was recognized this quarter. In 2017 the Company filed amended returns that reflected a change in tax basis of certain assets. Additionally, the enactment of the Tax Cuts and Jobs Act of 2017 resulted in significant changes to the U.S. tax code, including a reduction in the top corporate income tax rate from 35% to 21% effective January 1, 2018.

Asset Quality

The Company recorded  a provision for loan losses of  $632,000 for the quarter ended September 30, 2018, $886,000 for the quarter ended June 30, 2018 and $921,000 for the quarter ended September 30, 2017. The decrease in the provision for the quarter ended September 30, 2018 reflects a $262,000 negative provision in conjunction with the sale of $105.4 million residential real estate mortgage loans from portfolio. There were also charge offs of $255,000 and $390,000 for the quarters ended September 30, 2018 and June 30, 2018, respectively, related to one commercial credit. Generally loan loss provisions each quarter are due to growth in the commercial loan portfolio. Changes in the provision for loan losses are based on management’s assessment of loan portfolio growth and composition changes, historical charge-off trends, and ongoing evaluation of credit quality and current economic conditions. The allowance for loan losses was $19.4 million, or 0.87%, of total loans at September 30, 2018, compared to $19.2 million, or 0.84%, of total loans at June 30, 2018 and $17.9 million, or 0.84%, of total loans at September 30, 2017. Net charge-offs totaled $436,000 for the quarter ended September 30, 2018, or 0.08%, of average loans outstanding on an annualized basis, compared to $505,000, or 0.09% of average loans outstanding on an annualized basis, for the quarter ended June 30, 2018 and $169,000, or 0.03% of average loans outstanding on an annualized basis , for the quarter ended September 30, 2017.

Nonperforming assets were $17.4 million at  September 30, 2018 compared to $17.4 million at June 30, 2018 and $20.6 million at September 30, 2017. Nonperforming assets as a percentage of total assets were 0.61% at September 30, 2018,  0.60% at June 30, 2018 and 0.78% at September 30, 2017. The Company’s continues to minimize nonperforming assets through diligent collection efforts, prudent workout arrangements and strong underwriting.

Balance Sheet

Total assets decreased  $26.9 million, or 0.9%, to $2.85 billion at September  30, 2018 from $2.88 billion at June 30, 2018. Net loans decreased  $77.1 million, or 3.4%, to $2.20 billion at September 30, 2018 from $2.28 billion at June 30, 2018.  The net decrease in loans for the three months ended September 30, 2018 was primarily due to decreases of $103.1 million in residential real estate, $24.6 million in construction loans and $18.5 million in consumer loans partially offset by increases of $62.3 million in commercial real estate loans and $7.3 million in commercial loans. Loans held for sale increased $84.3 million, or 118.6%, to $155.3 million at  September 30, 2018 from $71.0 million at June 30,  2018 due to the transfer of a $105.4 million residential real estate loan portfolio to held for sale. Management proactively assesses the balance sheet mix to enhance margins. The decrease in consumer loans partially reflects the reallocation of funds into commercial lending.

Total deposits decreased  $16.9 million, or 0.8%, to $2.19 billion at September 30, 2018 from $2.20 billion at June 30, 2018.  Compared to the prior quarter, non-certificate accounts decreased  $80.3 million, term certificate accounts increased $76.0 million and brokered deposits decreased  $12.6 million.  Term certificate growth reflects special promotions offered during the quarter for 11 and 14 month term certificates. Borrowings were $265.0 million at September 30, 2018 and $287.4 million at June 30, 2018. We also issued $35.0 million of fixed-to-floating rate subordinated debentures on August 30, 2018 with a rate of 5.625%. Issuance costs of $1.2 million were deferred and are being amortized over the term of the debentures.

Total stockholders’ equity was $353.3 million at September 30, 2018 compared to $348.6 million at June 30, 2018 and $336.6 million at September 30, 2017.   The tangible common equity to tangible assets ratio was 11.96% at September 30, 2018, 11.68% at June 30, 2018 and 12.36% at September 30, 2017.  At September 30, 2018, the Company and the Bank exceed all regulatory capital requirements.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, the largest co-operative bank in New England. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts through a network of 23 full-service branches, two limited service branches, two commercial loan offices in Boston, Massachusetts and Providence, Rhode Island, and 16 free-standing ATMs. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with 40 offices in Massachusetts, Rhode Island, New Hampshire, Maine, and New Jersey and also does business in five additional states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, the Company’s ability to achieve the synergies and value creation contemplated by the Coastway acquisition; adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures.  The Company’s management believes that the supplemental non-GAAP information, which consists of the tax equivalent basis for yields, the efficiency ratio, tangible common equity to tangible assets ratio and tangible book value per share is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.  Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017

Assets

Cash and due from banks	$18,478	$20,232	$15,205	$16,348	$15,393
Short-term investments	76,619	112,264	92,105	64,443	79,412
Total cash and cash equivalents	95,097	132,496	107,310	80,791	94,805

Securities available for sale, at fair value	191,847	185,702	182,173	170,853	166,122
Securities held to maturity, at amortized cost	47,371	48,251	46,095	46,869	47,752
Federal Home Loan Bank stock, at cost	13,263	15,310	13,538	15,532	16,356
Loans held for sale, at fair value	155,268	71,017	34,129	59,460	96,201
Loans:
Residential real estate	652,909	756,007	762,361	766,917	769,418
Commercial real estate	788,561	726,276	687,121	655,419	623,054
Construction	138,642	163,240	144,949	128,643	76,668
Total mortgage loans on real estate	1,580,112	1,645,523	1,594,431	1,550,979	1,469,140
Commercial	139,616	132,293	111,013	109,523	111,627
Consumer	498,417	516,897	521,634	527,820	533,707
Loans	2,218,145	2,294,713	2,227,078	2,188,322	2,114,474
Less: Allowance for loan losses	(19,440)	(19,244)	(18,863)	(18,489)	(17,933)
Net deferred loan costs	5,677	5,982	6,075	6,645	8,035
Net loans	2,204,382	2,281,451	2,214,290	2,176,478	2,104,576
Mortgage servicing rights, at fair value	23,748	22,832	22,696	21,092	20,376
Goodwill and other intangible assets	13,726	13,717	13,675	13,497	13,519
Other assets	108,098	108,938	101,671	100,348	99,752
Total assets	$2,852,800	$2,879,714	$2,735,577	$2,684,920	$2,659,459

Liabilities and Stockholders' Equity

Deposits:
NOW and demand deposit accounts	$432,628	$429,397	$419,776	$395,153	$395,728
Regular savings and club accounts	327,030	403,732	378,818	356,300	404,465
Money market deposit accounts	674,657	681,524	701,360	721,021	666,613
Brokered deposits	66,831	79,396	70,176	73,490	73,127
Term certificate accounts	684,495	608,453	557,082	467,774	463,612
Total deposits	2,185,641	2,202,502	2,127,212	2,013,738	2,003,545
Short-term borrowed funds	25,000	70,000	—	44,000	10,000
Long-term borrowed funds	206,187	217,438	226,364	246,365	266,366
Subordinated debt	33,855	—	—	—	—
Other liabilities and accrued expenses	48,772	41,198	37,144	37,333	38,947
Total liabilities	2,499,455	2,531,138	2,390,720	2,341,436	2,318,858

Common stock	327	327	327	327	327
Additional paid-in capital	150,732	150,063	148,559	147,060	145,525
Unearned compensation - ESOP	(10,239)	(10,388)	(10,536)	(10,685)	(10,833)
Retained earnings	218,977	213,049	209,946	207,590	205,997
Treasury stock	(1,548)	(742)	(742)	(280)	—
Accumulated other comprehensive loss	(4,904)	(3,733)	(2,697)	(528)	(415)
Total stockholders' equity	353,345	348,576	344,857	343,484	340,601

Total liabilities and stockholders' equity	$2,852,800	$2,879,714	$2,735,577	$2,684,920	$2,659,459

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share amounts)	2018	2018	2018	2017	2017

Interest and dividend income:
Interest and fees on loans	$25,115	$23,866	$22,504	$21,349	$20,990
Interest on loans held for sale	625	521	411	777	796
Interest on securities	1,629	1,567	1,496	1,389	1,334
Other interest and dividend income	480	297	274	294	294
Total interest and dividend income	27,849	26,251	24,685	23,809	23,414

Interest expense:
Interest on deposits	5,409	4,450	3,523	3,151	2,812
Interest on FHLB borrowings	1,130	906	1,038	1,226	1,333
Interest on subordinated debentures	189	—	—	—	—
Total interest expense	6,728	5,356	4,561	4,377	4,145

Net interest and dividend income	21,121	20,895	20,124	19,432	19,269

Provision for loan losses	632	886	808	760	921

Net interest income, after provision for loan losses	20,489	20,009	19,316	18,672	18,348

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(378)	(306)	1,022	(74)	(488)
Other	9,249	8,765	6,261	9,134	11,071
Total mortgage banking income	8,871	8,459	7,283	9,060	10,583

Deposit account fees	3,302	3,224	2,967	3,223	3,172
Income on retirement plan annuities	100	119	113	118	114
Bank-owned life insurance income	243	243	239	246	260
Other income	1,124	512	747	1,507	498
Total noninterest income	13,640	12,557	11,349	14,154	14,627

Noninterest expenses:
Compensation and benefits	16,809	17,345	16,352	17,655	17,325
Occupancy and equipment	3,027	2,961	3,275	3,047	2,954
Data processing	1,702	1,569	1,553	1,560	1,547
Loan expense	1,503	1,390	1,262	1,752	1,884
Marketing	639	1,084	999	936	1,136
Professional fees	712	915	968	1,097	1,126
Deposit insurance	540	491	494	412	397
Other expenses	2,451	2,763	2,696	3,234	2,069
Total noninterest expenses	27,383	28,518	27,599	29,693	28,438

Income before income taxes	6,746	4,048	3,066	3,133	4,537

Income tax provision	818	945	814	1,540	1,699

Net income	$5,928	$3,103	$2,252	$1,593	$2,838

Earnings per common share:
Basic	$0.19	$0.10	$0.07	$0.05	$0.09
Diluted	$0.19	$0.10	$0.07	$0.05	$0.09
Weighted average shares outstanding:
Basic	31,575,210	31,578,961	31,569,811	31,582,069	31,303,281
Diluted	31,575,811	31,578,961	31,569,811	31,582,069	31,303,281

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income

(Unaudited)

	Nine Months Ended September 30,
(Dollars in thousands, except per share amounts)	2018	2017	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$71,485	$59,765	$11,720	19.6%
Interest on loans held for sale	1,557	1,962	(405)	(20.6)
Interest on securities	4,692	3,882	810	20.9
Other interest and dividend income	1,051	866	185	21.4
Total interest and dividend income	78,785	66,475	12,310	18.5

Interest expense:
Interest on deposits	13,382	7,811	5,571	71.3
Interest on FHLB borrowings	3,074	3,748	(674)	(18.0)
Interest on subordinated debentures	189	—	189	100.0
Total interest expense	16,645	11,559	5,086	44.0

Net interest and dividend income	62,140	54,916	7,224	13.2

Provision for loan losses	2,326	1,656	670	40.5

Net interest income, after provision for loan losses	59,814	53,260	6,554	12.3

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	338	(1,982)	2,320	117.1
Other	24,275	30,117	(5,842)	(19.4)
Total mortgage banking income	24,613	28,135	(3,522)	(12.5)

Deposit account fees	9,493	9,088	405	4.5
Income on retirement plan annuities	332	337	(5)	(1.5)
Gain on sale of consumer loans	—	78	(78)	(100.0)
Bank-owned life insurance income	725	778	(53)	(6.8)
Other income	2,383	1,964	419	21.3
Total noninterest income	37,546	40,380	(2,834)	(7.0)

Noninterest expenses:
Compensation and benefits	50,506	48,568	1,938	4.0
Occupancy and equipment	9,263	8,668	595	6.9
Data processing	4,824	4,597	227	4.9
Loan expense	4,155	5,129	(974)	(19.0)
Marketing	2,722	2,659	63	2.4
Professional fees	2,595	3,136	(541)	(17.3)
Deposit insurance	1,525	1,305	220	16.9
Other expenses	7,910	5,659	2,251	39.8
Total noninterest expenses	83,500	79,721	3,779	4.7

Income before income taxes	13,860	13,919	(59)	(0.4)

Income tax provision	2,577	5,133	(2,556)	(49.8)

Net income	$11,283	$8,786	$2,497	28.4%

Earnings per common share:
Basic	$0.36	$0.28
Diluted	$0.36	$0.28
Weighted average shares outstanding:
Basic	31,574,681	31,109,104
Diluted	31,574,881	31,109,104

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$2,375,892	$25,740	4.30%	$2,303,245	$24,387	4.25%	$2,190,303	$21,786	3.95%
Investment securities (2)	239,443	1,674	2.77	233,587	1,613	2.77	206,761	1,409	2.70
Other interest-earning assets	74,390	480	2.56	41,584	297	2.87	102,589	294	1.14
Total interest-earning assets	2,689,725	27,894	4.11	2,578,416	26,297	4.09	2,499,653	23,489	3.73
Noninterest-earning assets	133,113			130,551			128,966
Total assets	$2,822,838			$2,708,967			$2,628,619
Interest-bearing liabilities:
Savings accounts	$338,109	149	0.17	$346,201	150	0.17	$402,470	195	0.19
NOW accounts	126,978	21	0.06	128,360	21	0.06	125,636	20	0.06
Money market accounts	678,721	1,650	0.96	698,591	1,496	0.86	646,873	970	0.59
Certificates of deposit	670,029	3,283	1.94	592,811	2,534	1.71	463,077	1,382	1.18
Brokered deposits	65,998	306	1.84	66,892	249	1.50	82,976	245	1.17
Total interest-bearing deposits	1,879,835	5,409	1.14	1,832,855	4,450	0.97	1,721,032	2,812	0.65
FHLB advances	256,391	1,130	1.75	217,712	906	1.67	287,858	1,333	1.84
Subordinated debentures	11,788	189	6.36	—	—	—	—	—	—
Total borrowings	268,179	1,319	1.95	217,712	906	1.67	287,858	1,333	1.84
Total interest-bearing liabilities	2,148,014	6,728	1.24	2,050,567	5,356	1.05	2,008,890	4,145	0.82
Noninterest-bearing liabilities:
Noninterest-bearing deposits	285,025			278,846			251,579
Other noninterest-bearing liabilities	39,445			33,561			30,815
Total liabilities	2,472,484			2,362,974			2,291,284
Total equity	350,354			345,993			337,335
Total liabilities and equity	$2,822,838			$2,708,967			$2,628,619
Tax equivalent net interest income		21,166			20,941			19,344
Tax equivalent interest rate spread (3)			2.87%			3.04%			2.91%
Less: tax equivalent adjustment		45			46			75
Net interest income as reported		$21,121			$20,895			$19,269
Net interest-earning assets (4)	$541,711			$527,849			$490,763
Net interest margin (5)			3.12%			3.25%			3.06%
Tax equivalent effect			—			0.01			0.01
Net interest margin on a fully tax equivalent basis			3.12%			3.26%			3.07%
Average interest-earning assets to average interest-bearing liabilities	125.22%			125.74%			124.43%

Supplemental information:
Total deposits, including demand deposits	$2,164,860	$5,409		$2,111,701	$4,450		$1,972,611	$2,812
Cost of total deposits			0.99%			0.85%			0.57%
Total funding liabilities, including demand deposits	$2,433,039	$6,728		$2,329,413	$5,356		$2,260,469	$4,145
Cost of total funding liabilities			1.10%			0.92%			0.73%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale and securities held to maturity.  Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 21% for the periods ended September 30, 2018 and June 30, 2018 and 35% for the period ended September 30, 2017.  The yield on investments before tax equivalent adjustments for the quarters presented were 2.70%, 2.69%, and 2.56%, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6) Annualized

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Year to Date
	September 30, 2018			September 30, 2017
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$2,309,554	$73,042	4.23%	$2,144,071	$61,727	3.85%
Investment securities (2)	233,508	4,828	2.76	204,693	4,109	2.68
Other interest-earning assets	51,242	1,051	2.74	79,354	866	1.46
Total interest-earning assets	2,594,304	78,921	4.07	2,428,118	66,702	3.67
Noninterest-earning assets	129,795			132,054
Total assets	$2,724,099			$2,560,172
Interest-bearing liabilities:
Savings accounts	$338,799	434	0.17	$360,660	497	0.18
NOW accounts	126,985	62	0.06	125,902	59	0.06
Money market accounts	697,889	4,531	0.87	642,764	2,544	0.53
Certificates of deposit	587,194	7,535	1.72	467,342	4,101	1.17
Brokered deposits	70,559	820	1.55	75,140	610	1.08
Total interest-bearing deposits	1,821,426	13,382	0.98	1,671,808	7,811	0.62
FHLB advances	242,499	3,074	1.69	278,181	3,748	1.80
Subordinated debentures	3,972	189	6.36	—	—	—
Total borrowings	246,471	3,263	1.77	278,181	3,748	1.80
Total interest-bearing liabilities	2,067,897	16,645	1.08	1,949,989	11,559	0.79
Noninterest-bearing liabilities:
Noninterest-bearing deposits	274,866			246,512
Other noninterest-bearing liabilities	34,851			29,750
Total liabilities	2,377,614			2,226,251
Total equity	346,485			333,921
Total liabilities and equity	$2,724,099			$2,560,172
Tax equivalent net interest income		62,276			55,143
Tax equivalent interest rate spread (3)			2.99%			2.88%
Less: tax equivalent adjustment		136			227
Net interest income as reported		$62,140			$54,916
Net interest-earning assets (4)	$526,407			$478,129
Net interest margin (5)			3.20%			3.02%
Tax equivalent effect			0.01			0.02
Net interest margin on a fully tax equivalent basis			3.21%			3.04%
Average interest-earning assets to average interest-bearing liabilities	125.46%			124.52%

Supplemental information:
Total deposits, including demand deposits	$2,096,292	$13,382		$1,918,320	$7,811
Cost of total deposits			0.85%			0.54%
Total funding liabilities, including demand deposits	$2,342,763	$16,645		$2,196,501	$11,559
Cost of total funding liabilities			0.95%			0.70%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale and securities held to maturity.  Interest income from tax exempt securities is computed on a tax equivalent basis using a tax rate of 21% for 2018 and 35% for 2017.  The yield on investments before tax equivalent adjustments was 2.69% and 2.54% for the years ended September 30, 2018 and 2017, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6)Annualized

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(In thousands)
Interest-earning assets:
Loans (1)	$2,375,892	$2,303,245	$2,248,119	$2,230,303	$2,190,303
Investment securities (2)	239,443	233,587	227,362	214,127	206,761
Other interest-earning assets	74,390	41,584	37,346	73,014	102,589
Total interest-earning assets	2,689,725	2,578,416	2,512,827	2,517,444	2,499,653
Noninterest-earning assets	133,113	130,551	125,640	127,374	128,966
Total assets	$2,822,838	$2,708,967	$2,638,467	$2,644,818	$2,628,619
Interest-bearing liabilities:
Savings accounts	$338,109	$346,201	$332,414	$353,350	$402,470
NOW accounts	126,978	128,360	125,602	126,661	125,636
Money market accounts	678,721	698,591	716,380	716,862	646,873
Certificates of deposit	670,029	592,811	496,839	464,139	463,077
Brokered deposits	65,998	66,892	78,930	74,783	82,976
Total interest-bearing deposits	1,879,835	1,832,855	1,750,165	1,735,795	1,721,032
FHLB advances	256,391	217,712	253,359	280,092	287,858
Subordinated debentures	11,788	—	—	—	—
Total borrowings	268,179	217,712	253,359	280,092	287,858
Total interest-bearing liabilities	2,148,014	2,050,567	2,003,524	2,015,887	2,008,890
Noninterest-bearing liabilities:
Noninterest-bearing deposits	285,025	278,846	260,455	256,522	251,579
Other noninterest-bearing liabilities	39,445	33,561	31,457	31,459	30,815
Total liabilities	2,472,484	2,362,974	2,295,436	2,303,868	2,291,284
Total equity	350,354	345,993	343,031	340,950	337,335
Total liabilities and equity	$2,822,838	$2,708,967	$2,638,467	$2,644,818	$2,628,619

	Annualized Yield Trend - Quarters Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Interest-earning assets:
Loans (1)	4.30%	4.25%	4.13%	3.94%	3.95%
Investment securities (2)	2.77%	2.77%	2.75%	2.71%	2.70%
Other interest-earning assets	2.56%	2.87%	2.97%	1.60%	1.14%
Total interest-earning assets	4.11%	4.09%	3.99%	3.76%	3.73%

Interest-bearing liabilities:
Savings accounts	0.17%	0.17%	0.17%	0.18%	0.19%
NOW accounts	0.06%	0.06%	0.06%	0.06%	0.06%
Money market accounts	0.96%	0.86%	0.78%	0.71%	0.59%
Certificates of deposit	1.94%	1.71%	1.40%	1.23%	1.18%
Brokered deposits	1.84%	1.50%	1.36%	1.28%	1.17%
Total interest-bearing deposits	1.14%	0.97%	0.82%	0.72%	0.65%
FHLB advances	1.75%	1.67%	1.66%	1.74%	1.84%
Subordinated debentures	6.36%	—%	—%	—%	—%
Total borrowings	1.95%	1.67%	1.66%	1.74%	1.84%
Total interest-bearing liabilities	1.24%	1.05%	0.92%	0.86%	0.82%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.
(2) Includes securities available for sale and securities held to maturity.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Performance Ratios (annualized):	2018	2018	2018	2017	2017

Return on average assets (ROAA)	0.84%	0.46%	0.34%	0.24%	0.43%

Return on average equity (ROAE)	6.77%	3.59%	2.63%	1.87%	3.37%

Efficiency ratio (1)	78.71%	85.19%	87.62%	88.34%	83.83%

(1) This non-GAAP measure represents noninterest expense divided by the sum of net interest income and noninterest income

	At or for the Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Asset Quality	2018	2018	2018	2017	2017
(Dollars in thousands)

Total nonperforming assets	$17,407	$17,397	$17,171	$18,617	$20,627

Nonperforming assets to total assets	0.61%	0.60%	0.63%	0.69%	0.78%

Allowance for loan losses to total loans	0.87%	0.84%	0.84%	0.84%	0.84%

Net charge offs	$436	$505	$434	$204	$169

Annualized net charge offs/average loans	0.08%	0.09%	0.08%	0.04%	0.03%

Allowance for loan losses to nonperforming loans	116.16%	117.57%	115.51%	103.55%	91.47%

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
Capital and Share Related	2018	2018	2018	2017	2017
(Dollars in thousands, except per share data)

Common stock outstanding	32,585,519	32,622,695	32,622,695	32,647,395	32,662,295

Book value per share	$10.84	$10.69	$10.57	$10.52	$10.43

Tangible common equity
Total stockholders' equity	$353,345	$348,576	$344,857	$343,484	$340,601
Less: Goodwill and other intangibles	13,726	13,717	13,675	13,497	13,519
Tangible common equity	$339,619	$334,859	$331,182	$329,987	$327,082

Tangible book value per share (1)	$10.42	$10.26	$10.15	$10.11	$10.01

Tangible assets
Total assets	$2,852,800	$2,879,714	$2,735,577	$2,684,920	$2,659,459
Less: Goodwill and other intangibles	13,726	13,717	13,675	13,497	13,519
Tangible assets	$2,839,074	$2,865,997	$2,721,902	$2,671,423	$2,645,940

Tangible common equity / tangible assets (2)	11.96%	11.68%	12.17%	12.35%	12.36%

(1) This non-GAAP ratio is total stockholders' equity less goodwill and other intangible assets divided by common stock outstanding.
(2) This non-GAAP ratio is total stockholders' equity less goodwill and other intangible assets to total assets less goodwill and other intangible assets.